CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated February 19, 1999, except as to Note 12 which is as of March 26, 1999 relating to the financial statements, appearing on page 29 of Superconductor Technologies Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
January 3, 2000